Exhibit 2

                                JOINT FILING AGREEMENT


               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Common Stock of Buckeye Technologies, Inc. and further agree that this joint filing agreement be included as an exhibit to such joint filing.



          Date:     February 27, 1998



                                        /s/ Gilchrist B. Berg
                                        ---------------------
                                        Gilchrist B. Berg


                                        /s/ Robin P. Bradbury
                                        ---------------------
                                        Robin P. Bradbury